                                 Exhibit 10.1

                             EMPLOYMENT AGREEMENT
                                    between
                  TENFOLD CORPORATION and DONALD R. JEFFERIS

     This Employment Agreement (the "Agreement"), is effective as of May 14, 2001 (the "Effective Date"), by and between Donald R. Jefferis ("Employee") and TenFold Corporation, a Delaware corporation (the "Company").

     1.   TERM OF AGREEMENT.  This Agreement shall commence as of the Effective
          -----------------
Date, and shall have a term of two (2) years and one day (the "Original Term"). Subject to each party's obligations set forth below, this Agreement may be terminated by either party, with or without cause, on thirty (30) days' written notice to the other party. After the end of the Original Term, this Agreement (and simultaneously Employee's employment) shall be automatically extended for additional successive one (1) year periods unless the parties hereto mutually agree in writing to terminate the Agreement in accordance with the terms hereof prior to the commencement of any such one (1) year period.

     2.   DUTIES.
          ------

          a.   POSITION.  For the term of the Agreement, Employee shall be
               --------
employed as the Company's Chief Financial Officer and Senior Vice President and will report to the Company's Chief Executive Officer.

          b.   OBLIGATIONS TO THE COMPANY.  Employee agrees that he will at all
               --------------------------
times, to the best of his ability and experience, loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the terms hereof or as directed by the Company's Chief Executive Officer. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote all of his business time, attention and effort to the business of the Company and will use his reasonable best efforts to promote the interests of the Company, and the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice; provided, however, that Employee may perform and accept compensation for personal services of an incidental nature rendered to a party other than the Company if the performance of such services is approved by the Company's Chief Executive Officer (such approval not to be unreasonably withheld) and does not impair Employee's ability to perform his duties hereunder. Company acknowledges and agrees that Employee is a member of the Board of Directors of Steel-Pro, Incorporated, a privately held corporation, and a member of the Working Group of Pop!Tech, a non-profit organization. The Company agrees and approves these activities as "personal services of an incidental nature" within the meaning of the preceding paragraph.

          c.   MANNER AND LOCATION OF WORK.  The Company acknowledges and agrees
               ----------------------------
that Employee's primary residence is located in Rockport, Maine and that Employee works primarily from the Company office in Camden, Maine. The Company will endeavor to make reasonable demands on Employee's travel schedule.

     3.   AT-WILL EMPLOYMENT.  The Company and Employee acknowledge that
          ------------------
Employee's employment is and shall continue to be at-will, as defined under applicable law. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement, or any enhanced compensation or benefit, except as may otherwise be available under the Company's established written plans and written policies at the time of termination under such plans' general terms; provided, however, that any severance benefit due Employee shall be only as set forth in this Agreement.

     4.   COMPENSATION.  For the duties and services to be performed by Employee
          ------------
hereunder, the Company shall pay Employee, and Employee agrees to accept, the base salary, stock options, bonuses and other benefits described below in this
Section 4.

          a.   SALARY.  Employee shall receive a base monthly salary of $25,000
               ------
which is equivalent to $300,000 on an annualized basis (the "Base Salary"). Employee's Base Salary will be payable in equal payments per month pursuant to the Company's normal payroll practices. The Base Salary shall be reviewed from time to time by the Company's Chief Executive Officer and the compensation committee of the Company's board of directors (hereinafter "Compensation Committee") and any change will be effective as of the date determined appropriate by the Company's Chief Executive Officer and the Compensation Committee. Effective as of the date of any such change, the Base Salary as changed shall be considered the new Base Salary for purposes of this Agreement.

          b.   STOCK OPTIONS AND OTHER INCENTIVE PROGRAMS.  Employee shall be
               ------------------------------------------
eligible to participate in the Company's Stock Option Plan, Employee Stock Purchase Plan, and any other incentive programs available to officers or employees of the Company. The Company's Chief Executive Officer shall, within five (5) days of the execution of this Agreement, recommend to the Company's board of directors and the Compensation Committee that Employee be awarded an option to purchase seven hundred fifty thousand (750,000) shares (as adjusted for any stock split or similar event) of the Company's common stock on the date this Agreement is approved by the Company's board of directors and the Compensation Committee, which approval shall be sought by written consent as soon as practical (expected to occur within five (5) business days of the Company's Chief Executive Officer recommendation). Such option shall provide for an exercise price equal to the stock's fair market value on the grant date, and shall first become exercisable to the extent of 150,000 shares on December 28, 2001, then another 37,500 shares after the end of each three-month period commencing on January 1, 2002, until the all of the shares under the option shall be fully exercisable; provided, however, that if, prior to any portion of such option becoming exercisable, the Company's market capitalization exceeds $500,000,000 for twenty (20) consecutive trading days, then 150,000 shares shall become fully exercisable; and provided, further, that in the event of a Change of Control (i) 150,000 shares of such option shall become fully exercisable five
(5) days before a Change in Control that occurs on or before one year after the Effective Date and (ii) the terms of Section 14 of the Company's 1999 Stock Plan shall apply. Options previously granted Employee by the Company shall remain in full force and effect. The Company's Chief Executive Officer will recommend to the Company's board of directors that the Company allow Employee to terminate all or any part of vested or unvested options to purchase the Company's common stock received prior to the date of this Agreement and to receive an option grant to purchase the Company's common stock on a one-for-one basis (as adjusted for any splits or similar event), pursuant to an Employee election to be made six months and one day after ratification of this Agreement by the Compensation Committee (the "Election Date") at a strike price equal to the fair market value of the Company's common stock six months and one day subsequent to the Election Date (the "Grant Date"); provided, however, that in the event that such option grant creates an accounting repricing situation whereby the Company would be required to apply variable compensation accounting or any other adverse accounting charges for such option, the Company shall have no obligation to grant all or any part of such option. The fair market value shall be determined first by reference to the publicly traded price, if such security is traded on public markets, or the internal price used for other employee stock option grants on or near the Grant Date. The new option granted on the Grant Date shall vest in accordance with the standard vesting terms offered to other employees in connection with any similar to-be-announced option grant program, or on terms comparable to options generally granted to new employees on or near the Grant Date, whichever is most favorable to Employee.

          c.   BONUSES.  The Company will provide Employee with an opportunity
               -------
to earn an annual cash bonus (the "Annual Bonus") each year during the term of this Agreement. Employee's Annual Bonus for 2001 shall be guaranteed and shall be $100,000, to be paid to Employee in the following amounts and on the following dates if he is employed by the Company on those dates: (i) $33,333 on June 30, 2001, (ii) $33,333 on September 30, 2001 and (iii) $33,334 on December 28, 2001. Beginning January 1, 2002, Employee will be eligible for a targeted Annual Bonus of one hundred and fifty percent (150%) of the Base Salary based on targeted performance . Employee's entitlement to and the amount of the Annual Bonus shall be determined in the reasonable discretion of the Company's Chief Executive Officer. The Company's Chief Executive Officer and Employee shall mutually agree upon Employee's key objectives at the start of each calendar year that will be used to determine the actual amount of the Employee's Annual Bonus.

          d.   VACATION.  Employee shall be entitled to three weeks vacation
               --------
during each year of employment.

          e.   ADDITIONAL BENEFITS. Employee will be eligible to participate in
               -------------------
the Company's employee benefit plans of general application, including without limitation, those plans providing medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other senior executive employees.

          f.   REIMBURSEMENT OF EXPENSES.  Employee shall be authorized to incur
               -------------------------
on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable business expenses, provided that such expenses are substantiated in accordance with Company policies. Company shall reimburse employee promptly. The Company and Employee acknowledge that Employee's personal effects from an abandoned, Company-requested move from Atlanta, Georgia to Houston, Texas are in storage in Dallas, Texas. Employee agrees to terminate the need for storage on or before December 31, 2001. Upon a written request from Employee, the Company agrees to promptly pay Corporate Relocations, Inc. for monthly storage costs ("Storage Costs") and moving, unpacking and set-up costs associated with the moving of Employee's personal effects from Dallas, Texas to final destination ("Moving Costs;" at this time anticipated to be Rockport, Maine). The Company shall treat such payment to Corporate Relocations, Inc. in accordance with its published Relocation Policy.

          g.   GOLDEN PARACHUTE PAYMENTS.  If a payment pursuant to this
               -------------------------
Agreement would result in (or increase) an excise tax under Internal Revenue Code (S)4999(a), the excess parachute payment shall be reduced to that amount (if any) which maximizes the difference between the excess parachute payment and the excise tax.

          h.   CHANGE IN CONTROL. For purposes of this Agreement, "Change of
               -----------------
Control" means the occurrence of any of the following events:

               i. Any "person," as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934, other than Jeffrey L. Walker and/or his affiliates, becomes a "beneficial owner," as such term is currently used in Rule 13d-3 promulgated under that Act of fifty percent (50%) or more of the Voting Stock of the Company. For purposes of this Agreement, Voting Stock means the issued and outstanding capital stock or other securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

               ii. The first day on which a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date hereof; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

               iii. The Board adopts any plan of liquidation providing for the distribution of all or substantially all of the Company's assets.

               iv. All or substantially all of the assets or business of the Company are disposed of in any one or more transactions pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

               v. The Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, fifty percent (50%) or less of the Voting Stock of the combined company, (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company).

     5.   TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS.
          ------------------------------------------------

          a.   TERMINATION OF EMPLOYMENT. This Agreement may be terminated
               -------------------------
during its Original Term (or any extension thereof) upon the occurrence of any of the following events:

                i.   The Employee's Termination for Cause (as defined in Section
     6):

                ii. The Company's termination of Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");

                iii. The Employee's "Constructive Termination" (as defined in
     Section 7); or

                iv. The effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination").

          b.   SEVERANCE BENEFITS.  Employee shall be entitled to receive
               ------------------
severance benefits upon termination of employment only as set forth in this subsection.

               i.  VOLUNTARY TERMINATION.  If Employee's employment terminates
                   ---------------------
     by Voluntary Termination, then all compensation under this Agreement shall cease to accrue as of the date of termination and Employee shall not be entitled to receive payment of any severance benefits. Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination, and any earned Base Salary shall be paid through normal payroll.

               ii.  INVOLUNTARY TERMINATION.  If Employee's employment is
                    -----------------------
     terminated other than by reason of Employee's death, having become Totally Disabled under subsection (d), Voluntary Termination or Termination for Cause (an "Involuntary Termination"), Employee's regular compensation shall cease to accrue under this Agreement as of the date of termination. Employee shall then be entitled to payment of all regular compensation earned through the date of termination and a pro rata portion of any deemed target Annual Bonus for the year that includes the termination within thirty (30) days of the termination. Such deemed target Annual Bonus shall equal the full target Annual Bonus for the year multiplied by a fraction, the numerator of which is the number of days in the year through the date of the Employee's termination and the denominator of which is 365. In addition, Employee shall be entitled to receive a monthly severance benefit, payable through the Company's normal payroll, beginning on the first payroll date that follows Employee's termination date, and continuing for six (6) months. Such monthly severance benefit shall be equal to Employee's Base Salary. In addition, immediately upon an Involuntary Termination, all vested options to purchase Company stock, that are either held by Employee on the date of this Agreement or are otherwise described in Section 4(b), shall become fully exercisable through the one year anniversary of the date of the Involuntary Termination; provided, however, that if the Involuntarily Termination occurs prior to the one year anniversary of the Effective Date, then the Company shall accelerate the option to purchase Company stock described in Section 4(b) above so that the option shall be exercisable as if 37,500 shares became exercisable at the end of each three-month period commencing on the Effective Date and the option shall otherwise cease to vest. For avoidance of doubt, with respect to the option to purchase Company stock described in Section 4(b) above, if there is an Involuntary Termination of Employee occurs three (3) months after the Effective Date, 37,500 shares of the option to purchase Company stock described in Section 4(b) above would be accelerated so as to be exercisable on the date of the Involuntary Termination and another 37,500 shares of the option to purchase Company stock described in Section 4(b) above would be accelerated so as to be exercisable on the date of the Involuntary Termination. If Employee elects to continue to receive health insurance benefits following termination, the Company shall pay the full cost of such continuation of coverage during the Severance Period. A Constructive Termination (as defined below) will be treated as an Involuntary Termination.

               iii.  TERMINATION FOR CAUSE.  If Employee's employment is
                     ---------------------
     terminated for Cause, then Employee shall be entitled to receive Employee's Base Salary through the date of termination. Employee's Base Salary shall cease to accrue after the date of such termination for Cause. All of Employee's right to the Annual Bonus which accrue or become payable after the date of such termination for Cause shall terminate and cease upon such termination for Cause. In addition, all other compensation payable under this Agreement shall cease as of the date of termination and Employee shall not be entitled to receive payment of severance benefits. Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

          c.   DEATH.  If Employee should die during the term of this Agreement
               -----
while he remains employed under this Agreement and not Totally Disabled (as defined in subsection (d)), the Company shall pay to Employee's estate a pro rata portion of any deemed target Annual Bonus for the year of Employee's death within thirty (30) days of Employee's death. Such deemed target Annual Bonus shall equal the full target Annual Bonus for the year multiplied by a fraction, the numerator of which is the number of days in the year through the date of the Employee's death and the denominator of which is 365. Base Salary and all other benefits are to be paid up to the date of the death of the Employee.

          d.   DISABILITY.  This Agreement shall also terminate upon the date
               ----------
the Employee shall be deemed to be Totally Disabled. The Employee will be deemed "Totally Disabled" if the Employee is unable as a result of a physical injury or physical or mental illness to participate materially in the Company's business and to perform substantially all of the duties required of his under the terms of this Agreement for an aggregate total of ninety (90) days (whether consecutive or non-consecutive) during any three hundred sixty (360) day period during the term hereof. If Employee's employment with the Company is terminated because of Employee's Total Disability, the Company shall pay the Employee his Base Salary and other benefits through the effective Termination Date and a pro rata portion of any deemed target Annual Bonus for the year Employee became Totally Disabled within thirty (30) days of the date that it is determined that Employee is Totally Disabled. Such deemed target Annual Bonus shall equal the full target Annual Bonus for the year multiplied by a fraction, the numerator of which is the number of days in the year through the day before the first date the Employee is deemed to be Totally Disabled and the denominator of which is 365.

     6.   DEFINITION OF TERMINATION FOR CAUSE.  For purposes of this Agreement,
          -----------------------------------
a "Termination for Cause" means the Employee's termination by the Company following the discovery of the occurrence of one or more of the following events:

          a. Employee's willful misconduct or gross negligence in the performance of his duties hereunder, including Employee's refusal to comply in any material respect with the legal directive of the Company's Chief Executive Officer, or any committee thereof, so long as such directives are not inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within five (5) working days after receipt of written notice from the Company, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

          b. Dishonest or fraudulent conduct that materially discredits the Company or is materially detrimental to the Company's reputation, business, operations, or relations with its employees, suppliers or customers;

          c. Employee's incurable material breach of this Agreement or any element of the Company's Employee Proprietary Information and Invention Assignment Agreement, including without limitation, Employee's theft or other deliberate misappropriation of the Company's proprietary information;

          d. Employee's conviction of a felony or of a misdemeanor involving fraud, dishonesty or moral turpitude with respect to the Company or any of its customers or suppliers;

          e. Employee's habitual abuse of alcohol or prescription drugs, other than in doses prescribed by a licensed physician, or abuse of controlled substances that has a material adverse impact on his job performance; or

          f. Employee fails to meet minimum performance standards established by the Company's Chief Executive Officer and set forth in a mutually agreed written performance improvement plan, such agreement not to be unreasonably withheld, with a minimum ninety (90) day period to cure such performance deficiencies.

     7.   DEFINITION OF CONSTRUCTIVE TERMINATION.  A "Constructive Termination"
          --------------------------------------
shall be deemed to occur if without Employee's express written consent (a) either (i) there is a material adverse change in Employee's position, title, stature, duties or responsibilities which remains uncorrected for thirty (30) days or more following Employee's written notice to the Company, or (ii) a reduction of Employee's Base Salary and (b) within 90 days of the occurrence of any event listed in clause (a), Employee provides the Company written notice that Employee is electing to terminate his employment with the Company.

     8.   CONFIDENTIALITY AGREEMENT.  Employee has signed an Employee
          -------------------------
Proprietary Information and Invention Agreement, dated August 2, 1999, attached hereto as Exhibit A, which agreement remains in full force and effect.

     9.   NON-COMPETITION, ETC.
          --------------------

          a. Employee covenants and agrees that during the Original Term or any extension thereof plus for the period of time he receives Severance Benefits due to an Involuntary Termination, Employee (i) shall not engage, anywhere within the geographical areas in which the Company is then conducting its business operations, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in any business (a "Competitive Business") which directly competes with any business then being conducted by the Company; provided, that the foregoing shall not prohibit the Employee from owning a maximum of two percent (2%) of the common stock of any publicly traded corporation; (ii) shall not solicit to leave the employ of the Company or hire any officer, employee or consultant of the Company; (iii) shall not solicit, divert or to take away, the business or patronage of any of the customers or accounts of the Company, which were contacted, solicited or served by the Employee at any time during the Employee's employment; and (iv) shall not acquire, or assist any other party in acquiring, any shares of the Company, or otherwise seek, or assist any other party in seeking to gain control of the Company.

          b. The Employee acknowledges and agrees that because of the nature of the business in which the Company is engaged and because of the nature of the confidential information to which the Employee has access during his employment as described in Exhibit A, it would be impractical and excessively difficult to determine the actual damages of the Company in the event the Employee breached any of the covenants of subsection (a) or Exhibit A, and remedies at law (such as monetary damages) for any breach of the Employee's obligations under subsection (a) or Exhibit A would be inadequate. The Employee therefore agrees and consents that if he commits any breach of a covenant under subsection (a) or Exhibit A or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction. Employee acknowledges and agrees that subsection (a) of this
Section is reasonable and is necessary for the legitimate protection of the Company, and will not deprive Employee of a reasonable opportunity to practice his profession or trade. With respect to any provision of subsection (a) or Exhibit A that is finally determined to be unenforceable, the Employee and the Company hereby agree that this Agreement or any provision hereof shall be reformed in a manner that retains as much of the original intent of the Agreement as is both practicable and consistent with applicable law.

     10.  CONFLICTS.  Employee represents that his performance of all the terms
          ---------
of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

     11.  SUCCESSORS.  Any successor to the Company (whether direct or indirect
          ----------
and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees .

     12.  NOTICE.  Any notice required or permitted by this Agreement shall be
          ------
in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with first class postage prepaid, and addressed to the party to be notified at such party's address as set forth below, or as subsequently modified by written notice. Employee's address is 10 Maple Street, Rockport, Maine, 04856, Facsimile: (207) 236-4105. Company's address is TenFold Corporation, Attn: General Counsel, 180 West Election Road, Suite 100, Draper, Utah 84020, Facsimile: (801) 619-8204.

     13.  GENERAL RELEASE. In consideration of you employment by the Company,
          ---------------
you on behalf of yourself and any past, present or future heirs, executors, administrators, or assigns, hereby irrevocably and unconditionally release and hold harmless the Company, TenFold Energy, Inc. and each of the Company's and/or TenFold Energy, Inc.'s respective agents, directors, officers, employees, representatives, attorneys and affiliated companies, divisions, subsidiaries and parents (and agents, directors, officers, employees, representatives and attorneys of such affiliates), and their predecessors, successors, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all actions, causes of action, suits, debts, charges, complaints, claims, demands, losses, liabilities and obligations of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, which you ever had, now have, or you or your heirs, executors, administrators or assigns hereafter may claim to have against each or any of the Releasees (hereinafter "the Claims"), arising from or relating in any way to your employment relationship to date with the Company or TenFold Energy, Inc. or the termination thereof, whether the Claims arise from any alleged violation by the Company or TenFold Energy, Inc.

of any federal, state or local statutes, ordinances or common law, and whether based on contract, tort, or statute or any other legal or equitable theory of recovery. Such claims include, without limitation, any claims relating to severance, stock options or other benefits, unpaid wages, salary or incentive payment, breach of contract, wrongful discharge, or employment discrimination under any applicable federal, state or local statute, provision, order or regulation, including but not limited to, any claim under Title VII and the Age Discrimination in Employment Act. You understand this is to be a general release of all Claims. You expressly and knowingly waive any and all rights under
Section 1542 of the Civil Code of the State of California, which provides as follows:


     "A general release does not extend to claims which creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

For all purposes of this section of this Agreement, the term "creditor" as used and referenced in Section 1542 of the Civil Code of the State of California means and includes you, your heirs, executors, administrators, or assigns. Nothing in this Section 13 shall in any way limit Employee's rights under the Indemnification Agreement, dated March 1, 2000, by and between the Company and Employee.

     14.  MISCELLANEOUS PROVISIONS.
          ------------------------

          a.   NO DUTY TO MITIGATE.  Employee shall not be required to mitigate
               -------------------
the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

          b.   WAIVERS, ETC.  No amendment of this Agreement and no waiver of
               ------------
any one or more of the provisions hereof shall be effective unless set forth in writing by such person against whom enforcement is sought.

          c.   SOLE AGREEMENT.  With the exception of the Employee Proprietary
               --------------
Information and Invention Agreement, dated August 2,1999, the Indemnification Agreement, dated March 1, 2000, and stock options granted Employee, this Agreement constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. To the extent this Agreement affects any pre-existing award of equity-based compensation, such award shall be deemed amended consistent with this Agreement.

          d.   AMENDMENT.  This agreement may be amended, modified, suppressed
               ---------
or canceled only by an agreement in writing executed by both parties hereto.

          e.   CHOICE OF LAW.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          f.   VENUE.  All disputes, claims or proceedings between the parties
               -----
related to the validity, construction or performance of this Agreement shall be subject to the choice of jurisdiction of the state and federal courts of the State of California. The parties irrevocably consent to jurisdiction in the courts of the State of California for resolution of any claim or dispute hereunder, and such shall be the exclusive forum for the resolution of such claim or dispute.

          g.   SEVERABILITY.  If any term or provision of this Agreement or the
               ------------
application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

          h.   COUNTERPARTS.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                          [SIGNATURE PAGE TO FOLLOW]

     The parties have executed this Agreement as of the Effective Date.

                              TENFOLD CORPORATION



                              _____________________________________________
                              By:  Nancy M. Harvey
                              Title:  President and Chief Executive Officer

                              EMPLOYEE


                              _____________________________________________
                              Donald R. Jefferis

                                   EXHIBIT A
                       EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTION AGREEMENT

                              TENFOLD CORPORATION

           EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


     In consideration of my continued employment by TenFold Corporation (the "Company"), I hereby agree to certain restrictions placed by the Company on my use and development of information and technology of the Company, as more fully set out below.

     1.   Proprietary Information.

          (a) Confidential Restrictions. I understand that, in the course of my work as an employee of the Company, I have had and may have access to Proprietary Information (as defined below) concerning the Company and its clients. I acknowledge that the Company has developed, complied, and otherwise obtained, often at great expense, this information, which has great value to the Company's business. I agree to hold in strict confidence and in trust for the sole benefit of the Company all Proprietary Information and will not disclose any Proprietary Information, directly or indirectly, to anyone outside of the Company, or use, copy, publish, summarize, or remove from Company premises such information (or remove from the premises any other property of the Company) except during my employment to the extent necessary to carry out my responsibilities as an employee of the Company. I further understand that the publication of any Proprietary Information through literature or speeches must be approved in advance in writing by the Company.

          (b) Proprietary Information Defined. I understand that the reference to "Proprietary Information" in this Agreement means all information and any idea in whatever form, tangible or intangible, whether disclosed to or learned or developed by me, pertaining in any manner to the business of the Company (or any affiliate of it that might be formed) or to the Company's clients, consultants, or business associates unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) the information is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company. I further understand that the Company considers the following information to be included, without limitation, in the definition of Proprietary Information: (w) formulas, computer programs, teaching techniques, processes, trade secrets, electronic codes, proprietary techniques, inventions, improvements, and research projects; (x) information about costs, profits, markets, sales, and lists of customers; (y) plans for future development and new product concepts; and (z) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to me by the Company (or any affiliate of it that might be formed), as well as written or verbal instructions or comments.

          (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentialty of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Company.

          (d) Interference with Business. During my employment with the Company, I will not, without the Company's express consent, engage in any employment in a competing business. I agree that, for six months after termination of my employment with the Company, I will not recruit or hire any Company employee without the Company's written consent.

     2.   Inventions.

          (a) Defined; Statutory Notice. I understand that during the term of my employment, there are certain restrictions on my development of technology, ideas, and inventions, referred to in this Agreement as "Invention Ideas." The term Invention Ideas means any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by me alone or with others except to the extent that California Labor Code Section 2870 lawfully prohibits the assignment of rights in such ideas, processes, inventions, etc. I understand that Section 2870(a) provides:

          Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

               (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

               (2) Result from any work performed by the employee for the employer.

          (b) Disclosure. I agree to maintain adequate and current written records on the development of all Invention Ideas and to disclose promptly to the Company all Invention Ideas and relevant records, which records will remain the sole property of the Company. I further agree that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work of authorship, design, formula, discovery, patent, or copyright that I do not believe to be an Invention Idea, but is conceived, developed, or reduced to practice by me (alone or with others) during my period of employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the idea, process, or invention, etc, is an Invention Idea subject to this Agreement.

          (c) Assignment. I hereby assign to the Company, without further consideration, my entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, which shall be the sole property of the Company, whether or not patentable. In the event any Invention Idea shall be deemed by the Company to be patentable or otherwise registrable, I will assist the Company (at its expense) in obtaining letters patent or other applicable registrations thereon and I will execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain letters patent or other applicable registrations thereon and to vest the Company with full title thereto. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead, to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by me.

          (d) Exclusions. Except as disclosed in Exhibit A, there are no ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, or improvements to the foregoing that I wish to exclude from the operation of this Agreement. To the best of my knowledge, there is no existing contract in conflict with this Agreement or any other contract to assign ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, or copyrights that is now in existence between me and any other person or entity.

          (e) Pre-existing Material. To the extent that any Invention Ideas incorporate pre-existing material or any materials disclosed on Exhibit A to which I possess copyright, trade secret, trademark or other proprietary rights, and such rights are not otherwise assigned to the Company herein, I hereby grant to the Company a royalty-free, irrevocable, worldwide, nonexclusive, perpetual license to make, have made, sell, use and disclose, reproduce, modify, prepare Derivative Works based on, distribute, and perform and display (publicly or otherwise), such material, with full right to authorize others to do so.

          With respect to pre-existing material that I provide to the Company for use in or with one of its products, and to which I retain copyright, trade secret, trademark or other proprietary rights not otherwise assigned to the Company herein, I hereby grant to the Company a royalty-free, irrevocable, worldwide, nonexclusive, perpetual license to make, have made, sell, use and disclose, reproduce, modify, prepare Derivative Works based on, distribute, and perform and display (publicly or otherwise), such material, with full right to authorize others to do so.

          "Derivative Work," with respect to material, means any translation, port, modification, correction, addition, extension, upgrade, improvement, compilation, abridgement or other form in which the material may be recast, transformed or adapted, including but not limited to all forms in which such Derivative Works would infringe any of the copyrights, including audiovisual copyrights, in the material.

     3. Former or Conflicting Agreements. During my employment with the Company, I will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. I represent and warrant that I have returned all property and confidential information belonging to all prior employers. I further represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

     4. Government Contracts. I understand that the Company has or may enter into contracts with the government under which certain intellectual property rights will be required to be protected, assigned, licensed, or otherwise transferred and I hereby agree to execute such other documents and agreements as are necessary to enable the Company to meet its obligations under any such government contracts.

     5. Termination. I hereby acknowledge and agree that all personal property, including, without limitation, all books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents or materials or copies thereof. Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment, belong to the Company and will be promptly returned to the Company upon termination of my employment with the Company. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or information pertaining to any Invention Idea. I understand that my obligations contained herein will survive the termination of my employment and that I will continue to make all disclosures required of me by paragraph 2(b). In the event of the termination of my employment, I agree to sign and deliver the Termination Certificate attached as Exhibit B.

     6. Remedies. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under the California Uniform Trade Secrets Act and that I could face possible criminal and civil actions, resulting in imprisonment and substantial monetary liability if I misappropriate the Company's trade secrets. In addition, I recognize that my violation of this Agreement could cause the Company irreparable harm, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, I agree that the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief the Company deems appropriate. This right shall be in addition to any other remedy available to the Company in law or equity.

     7.   Miscellaneous Provisions.

          (a) Assignment. I agree that the Company may assign to another person or entity any of its rights under this Agreement.

          (b) Governing Law; Severability. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement, or application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

          (c) Entire Agreement. The terms of this Agreement are the final expression of my agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

          (d) Successors and Assigns. This Agreement shall be binding upon me and my heirs, executors, administrators, and successors, and shall inure to the benefit of the Company's successors and assigns.

          (e) Application of this Agreement. I hereby agree that my obligations set forth in Section 1 and 2 hereof and the definitions of Proprietary Information and Invention Ideas contained therein shall be equally applicable to Proprietary Information and Invention ideas relating to any work performed by me for the Company prior to the execution of this Agreement.

          I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON EXHIBIT A TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, IDEAS, PROCESSES, TRADEMARKS, SERVICE MARKS, INVENTIONS TECHNOLOGY, COMPUTER PROGRAMS, ORIGINAL WORKS OF AUTHORSHIP, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

DATE: 8/2/99
      --------------

                                        /s/ Donald R. Jefferis
                                        Employee Signature


                                        Donald R. Jefferis
                                        Printed Employee Name

                                   EXHIBIT A

                             EMPLOYEE'S DISCLOSURE

     1. Proprietary Information. Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of the Company, other than information I have learned from the Company in the course of being hired:

          - Agree -

     2. Prior Inventions. Except as set forth below, there are no ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, or any claims, rights, or improvements to the foregoing that I wish to exclude from the operation of this Agreement:

          - None -





Date: 8/2/99                      /s/ D. R. Jefferies
     ----------------             Employee Signature

                                  Donald R. Jefferies
                                  Printed Employee Name